EXHIBIT 2.13



                        GUARANTY OF LEASE





          WHEREAS, CARDBECK MIAMI TRUST, as Landlord

("Landlord"), and COULTER CORPORATION, as Tenant ("Tenant"), are

about to enter into a certain lease ("Lease") of even date

herewith of certain improved premises ("Property") located in

Miami, Florida, as more fully described in the Lease, and



          WHEREAS, Tenant is a wholly-owned subsidiary

corporation of BECKMAN COULTER, INC. a Delaware corporation

("Guarantor"), and



          WHEREAS, Guarantor acknowledges that Landlord would not

enter into the Lease unless this Guaranty accompanied execution and delivery of the Lease.



          NOW, THEREFORE, in consideration of One ($1.00) Dollar

and other valuable consideration and to induce Landlord to enter into the Lease, Guarantor, having an office at 4300 N. Harbor

Boulevard, P. O. Box 3100, Fullerton, California 92834-3100, does hereby on behalf of itself and its successors and assigns

covenant and agree as follows:



          (a)  If Tenant, its successors or assigns, shall

default at any time during the term of the Lease (including any renewal terms) in the payment of Basic Rent (as defined in the

Lease), additional rent, or other charges payable by Tenant under the Lease, or in the observance or performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be observed or performed, beyond the applicable grace period provided in the Lease for the curing of such default, then

Guarantor will, on demand, observe and perform said terms,

covenants and conditions and pay to Landlord all Basic Rent,

additional rent and other charges payable under the Lease,

together with all arrearages of the foregoing amounts, all

interest, fees, penalties, late fees, damages and expenses which

Landlord is entitled to recover pursuant to the terms of the

Lease in consequence of a default under the Lease, all reasonable costs and expenses that may be incurred by Landlord in enforcing

Tenant's covenants and agreements under the Lease and all

reasonable costs that may be incurred by Landlord in enforcing the covenants and agreements of Guarantor hereunder, without requiring notice from Landlord or any other person or entity.



          (b)  Guarantor may, at Landlord's option, be joined in

any action or proceeding commenced by Landlord against Tenant in connection with and based upon the Lease or any term, covenant or condition thereof, and that recovery may be had against Guarantor in such action or proceeding or any independent action or

proceeding against Guarantor without Landlord first asserting,

prosecuting, or exhausting any remedy or claim against Tenant,

its successors or assigns;



          (c)  This Guaranty shall remain and continue in full

force and effect as to any renewal, extension, modification or amendment of the Lease and as to any assignee of Tenant's

interest in the Lease, and notwithstanding the fact that any assignee of Tenant's interest in the Lease shall be released thereunder, however, this Guaranty shall automatically terminate if Tenant assigns its interest in the Lease to Guarantor, or if

Tenant merges with Guarantor;



          (d)  (i)  This Guaranty constitutes an absolute,

unconditional, present and continuing guaranty of payment and not of collection and (ii) the validity of this Guaranty and the obligations of Guarantor hereunder shall in no wise be

terminated, affected or impaired by reason of (A) any action which Landlord and/or Lender (as defined in the Lease) may take or fail to take against Tenant, (B) any waiver of, or failure to enforce, any of the rights or remedies reserved to Landlord in the Lease, or otherwise, (C) the bankruptcy or insolvency of

Tenant under the Lease and whether or not the term thereof shall terminate by reason of said bankruptcy or insolvency, (D) any set-

off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (other than payment of the liabilities and obligations guaranteed hereunder) which Guarantor or Tenant has or may have with respect to a claim hereunder or under the Lease, (E) any of the events or conditions described in

Section 5(a) of the Lease or (F) any other occurrence or

circumstance which might otherwise constitute a legal or

equitable discharge of a surety or guarantor.  No invalidity,

irregularity, contractual or other unenforceability of all or any part of the liabilities and obligations guaranteed hereunder or of any security therefor, shall affect, impair or be a defense to this Guaranty.



          (e)  In the event of termination of the Lease by reason

of the occurrence of an Event of Default as defined in Sections

19(d), 19(e) or 19(f) of the Lease or in the event of the

disaffirmance or rejection of the Lease in any bankruptcy or insolvency proceeding, and without limiting any of Landlord's rights under this Guaranty, Guarantor shall, upon written request of Landlord, made within thirty (30) days next following notice to Landlord of any such termination, disaffirmance or rejection or, at any time thereafter, (i) pay to Landlord all Basic Rent,

additional rent and other charges due and owing from Tenant to

Landlord under the Lease to and including the date of such

termination, disaffirmance or rejection, and (ii) enter, as

"Tenant", into a new lease with Landlord, of the Property demised in the Lease for a term commencing on the effective date of such termination, disaffirmance or rejection, and ending on the date fixed in the Lease for its natural expiration (unless such new lease shall be sooner terminated as therein provided) at the same

Basic Rent and upon the same executory terms, covenants and

conditions as are contained in the Lease except that (a)

Guarantor's right as "Tenant" under the new lease shall be

subject to the possessory rights of Tenant under the Lease and the possessory rights of any person, firm or corporation claiming by, through or under Tenant or by virtue of any statute or of an order of any court, and (b) such new lease to Guarantor shall require that all defaults existing under the Lease be cured by

Guarantor with due diligence, (iii) execute and deliver to Lender a subordination, non-disturbance and attornment agreement (the

"New Subordination Agreement") substantially identical to the subordination, non-disturbance and attornment agreement of even date herewith executed by Tenant and (iv) deliver to Landlord and

Lender an opinion of counsel reasonably satisfactory to Landlord and Lender stating that the new lease and the New Subordination

Agreement are duly executed, authorized and delivered.  In the event Guarantor shall default in its obligation to enter into said new lease and such default shall continue for a period of ten (10) days next following Landlord's request therefor, then,

in addition to all other remedies by reason of such default,

either at law or in equity, Landlord shall have the same rights and remedies against Guarantor as if Guarantor had entered into said new lease and said new lease had thereafter been terminated,

as at the commencement date thereof, by reason of Guarantor's default thereunder;



          (f)  If Guarantor consolidates or merges with, or sells

or otherwise disposes of all or substantially all of its assets to any other individual, corporation, company, partnership,

association, trust or any other entity or organization (herein referred to as a "Person"), in each case whether directly or indirectly, and if Guarantor is not the survivor of such

transaction, the survivor shall (i) be a Person subject to the laws of a State of the United States and (ii) expressly assume in writing Guarantor's obligations under this Guaranty;



          (g)  Except as otherwise expressly provided in this

Guaranty, Guarantor waives notice of acceptance of this Guaranty and of any liability to which it may apply, and notice or proof of reliance by Landlord or Lender upon this Guaranty, and further waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any of the liabilities and

obligations guaranteed hereby, suit or taking other action or making any demand against, and any other notice to, any Person liable thereon (including Guarantor);



          (h)  If claim is ever made upon Landlord or Lender for

repayment or recovery of any amount or amounts received by

Landlord or Lender in payment or on account of the liabilities and obligations guaranteed hereunder and Landlord or Lender

repays to or for the benefit of Guarantor or Tenant or any of their respective creditors all or part of such amount by reason of (i) any judgment, decree or order or any court or

administrative body having jurisdiction over Landlord or Lender,

or (ii) any settlement or compromise of any such claim effected by Landlord or Lender with any such claimant (including Tenant),

then and in such event Guarantor shall be and remain liable under this Guaranty for the amount so repaid or recovered to the same extent as if such amount had never originally been received by

Landlord or Lender;



          (i)  Nothing contained in this Guaranty shall be

construed to give Guarantor any direct or indirect claim, right or remedy against Tenant by reason of this Guaranty and/or any performance by Guarantor, including, without limitation, any claim, remedy or right of subrogation, reimbursement or

participation in any claim, right or remedy of Landlord or

Lender against Tenant, and all such claims, rights or remedies are hereby waived.  Guarantor will protect, indemnify and hold harmless Landlord and Lender from and against all liabilities,

obligations, claims, damages, penalties, causes of action, costs,

fees, charges and expenses (including, without limitation,

reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against it or them by reason or arising out of any payment of Basic Rent or additional rent under the Lease being deemed or asserted to be voidable under the United States

Bankruptcy Code or any other bankruptcy or insolvency law,

whether by reason of being a preference or otherwise;



          (j)  Guarantor submits itself to the jurisdiction of

the State of Florida  in any action or proceeding arising out of or under the Lease or this Guaranty, and agrees that the laws of the State of Florida shall apply in any such action or

proceeding; and



          (k)  Guarantor agrees that all notices, consents and

other communications under this Guaranty (collectively, "Notice"

or "Notices") shall be in writing and shall be deemed to have been given hereunder for all purposes (i) three (3) days after having been sent by United States mail, by registered or

certified mail, return receipt requested, postage prepaid,

addressed to the other party at its address as stated below, (ii)

one (1) day after having been sent by Federal Express or other nationally recognized air courier service, to the addresses

stated below or (iii) one (1) day after having been transmitted via facsimile, provided that a conforming signed original is mailed to the party to receive the notice on the date it is

transmitted:



               To Landlord:
                    Cardbeck Miami Trust
                    c/o Cardinal Capital Partners, Inc.
                    8411 Preston Road, Suite 850
                    Dallas, Texas 75225
                    Facsimile:  214-696-9845

               With a copy to Lender:
                    Nomura Asset Capital
                    5005 LBJ Freeway, Suite 1050
                    Dallas, Texas 75244
                    Facsimile:  972-855-4200

               To Guarantor:
                    Office of General Counsel
                    Beckman Coulter, Inc.
                    4300 N. Harbor Boulevard
                    Fullerton, California 92834-3186
                    Facsimile:  714-773-7936


          If any Lender shall have advised Guarantor by Notice in

the manner aforesaid that it is the holder of a Mortgage and stating in said Notice its address for the receipt of Notices,

then simultaneously with the giving of any Notice by Tenant to

Landlord, Tenant shall serve one or more copies of such Notice upon Lender in the manner aforesaid and no Notice shall be

effective unless and until Lender shall be sent a copy thereof.

For the purposes of this paragraph, any party may substitute its address by giving fifteen (15) days notice to the other party in the manner provided above.



          (l)  This Guaranty shall be interpreted and enforceable

in accordance with the laws of the State of Florida and shall be binding on Guarantor, its successors and assigns, and shall enure to the benefit of Landlord and Lender, their and each of their respective successors and assigns and all future owners of the

Property.  If any portion of this Guaranty is determined to be invalid or unenforceable, the remainder of this Guaranty shall nevertheless continue in full force and effect.  Any provision of this Guaranty which is prohibited or unenforceable in any

jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without

invalidating the remaining provisions thereof, and any such

prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction;



          (m)  Whenever an Event of Default under the Lease is

outstanding, or whenever Guarantor receives written notice from

Lender that an Event of Default under the Mortgage is outstanding

(Guarantor having the right to rely on such notice with no

obligation to verify the contents thereof), then, in addition to any other rights of Lender hereunder (i) Lender or its agent shall have the right, in the name and on behalf of Landlord, to take all actions, and make all decisions, which Landlord is

entitled to take or make under this Guaranty, (ii) any actions taken by Lender or its agent in the name and on behalf of

Landlord (including, without limitation, actions taken or

decisions made pursuant to Sections (a) and (e) hereof) shall be deemed in all respects to constitute actions taken and decisions made by Landlord and (iii) any such actions taken and decisions made by Landlord itself shall be deemed void and of no force and effect unless Guarantor receives written consent to such actions from such holders or their agent;



          (n)  Neither this Guaranty nor any term hereof may be

changed, waived, discharged, amended, modified, extended or

terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver,

discharge or termination is sought, together with the written consent of the Lender, which consent may be withheld at Lender's discretion.  Any such attempted change, waiver, discharge,

amendment, modification, extension or termination without such consent of the Lender shall be void and of no force and effect.



          Guarantor hereby warrants and represents that Guarantor

is the owner and holder of all the issued and outstanding shares of Tenant and that the execution and delivery of this Guaranty are not in contravention of its Certificate of Incorporation or by-laws and have been authorized by its Board of Directors and are in furtherance of its corporate purposes, and that said Board of Directors has full authority under the said by-laws to

authorize the execution of this Guaranty and to validly bind

Guarantor.



          WITNESS the execution of this instrument as a sealed

instrument as of the 25th day of June, 1998.



                         BECKMAN COULTER, INC.,
                           a Delaware corporation



                         By:  JAMES T. GLOVER
                         Its: Vice President and Controller